UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2016

BALDWIN & LYONS, INC.
(Exact name of registrant as specified in its charter)

                                                                                         Indiana 0-5534                                                                                  35-0160330
                                                                                     (State or other                                                                  (Commission                                                                     (IRS Employer
                                                                                      jurisdiction of                                                                  File Number) Identification No.)
                                                                                      incorporation)

111 Congressional Boulevard, Carmel, IN 46032
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (317) 636-9800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On May 17, 2016, Jeffrey S. Cohen resigned from the Board of Directors of Baldwin & Lyons, Inc. (the "Company"), effective immediately.  There was no disagreement between the Company and Mr. Cohen relating to the Company's operations, policies or practices that led to his resignation.
(c) On May 17, 2016, the Company appointed Michael B. Edwards as the Company's Vice President, Treasurer and Chief Accounting Officer and determined Mr. Edwards to be the Company's principal accounting officer.  Mr. Edwards, age 47, had served as the Company's Assistant Vice President since September 2007 and has served as the Company's Treasurer since 2014.  Mr. Edwards previously served as Chief Financial Officer for One View Inc. from 2006 to 2007.  He also previously served in various financial reporting roles, including as Chief Financial Officer at Standard Management Corporation from 2002 to 2006 and was a Manager at Ernst & Young prior to joining Standard Management Corporation.  Mr. Edwards is a CPA and is a graduate of Indiana University.
 The compensatory arrangements with Mr. Edwards have changed  as a result of his appointment.  There are no arrangements or understandings between Mr. Edwards and any other persons pursuant to which he was appointed the principal accounting officer. There are no family relationships between Mr. Edwards and any director or executive officer of the Company.  Mr. Edwards does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:  May 23, 2016

BALDWIN & LYONS, INC.
           (Registrant)

By:   /s/ W. Randall Birchfield
       W. Randall Birchfield
       Chief Executive Officer